Exhibit 10.28

AMENDMENT ONE TO

THE COCA-COLA COMPANY

SEVERANCE PAY PLAN

THIS AMENDMENT to The Coca-Cola Company Severance Pay Plan (the “Plan”) is adopted by The Coca-Cola Company Benefits Committee (the “Committee”).

WITNESSETH:

WHEREAS, The Coca-Cola Company currently maintains the Plan for the benefit of its eligible employees; and

WHEREAS, Section 6.1 of the Plan provides that the Committee may amend the Plan at any time; and

WHEREAS, the Committee wishes to amend the Plan in order to add Participating Affiliates.

NOW THEREFORE, the Committee hereby amends the Plan as follows effective as of October 19, 2009:

The following entities shall be added to Appendix A — Participating Affiliates:

Energy Brands, Inc.

Fuze Beverage LLC

IN WITNESS WHEREOF, the Committee has adopted this Amendment Number One on the date shown below, but effective as of the date indicated above.

The Coca-Cola Company Benefits Committee

By:	/s/ Susan M. Fleming

Date:	10/19/09